UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8	Other Events

Item 8.01	Other Events.

On February 4, 2019, Limoneira Company (the “Company”) issued a press release announcing it has entered into an agreement with FGF Trapani (“FGF”), a multi-generational, family owned citrus operation in Argentina to form a joint venture, which will operate under the name Trapani Fresh. As part of the agreement, the Company will create a subsidiary in Argentina under the name Limoneira Argentina S.A.U. (“Limoneira Argentina”) and will acquire 25% of the parcels of Finca Santa Clara, approximately 1,200 acres of planted lemons, upfront with an additional 25% to be acquired over a three-year period. Limoneira Argentina will act as the managing partner of Trapani Fresh (holding a 51% interest), and will be responsible for all fresh fruit sales. FGF, holding a 49% interest in Trapani Fresh, will maintain 100% ownership and control of the juice processing facilities and operations.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits
99.1	Press Release dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2019	LIMONEIRA COMPANY

By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary